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                                                                   Exhibit 10.2






                SERIES A AND B PREFERRED STOCK PURCHASE AGREEMENT

                            MYCO PHARMACEUTICALS INC.
                               One Kendall Square
                           Building 300 - Third Floor
                               Cambridge, MA 02139


                                                          As of January 11, 1994


To the Persons listed on Exhibit 1.01 hereto


         Re:      Series A and Series B Preferred Stock

Ladies and Gentlemen:

         Myco Pharmaceuticals Inc. (the "Company"), a Delaware corporation, agrees with each of you as follows:

                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

         1.01. THE PREFERRED SHARES. The Company has authorized the issuance, sale and exchange of 976,284 units, each unit consisting of two shares of its authorized but unissued shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), at a purchase price of $1.00 per share and one share of its authorized but unissued shares of Series B Preferred Stock, $.01 per share (the "Series B Preferred Stock") at a purchase price of $1.50 per share (the Series A Preferred Stock and the Series B Preferred Stock are referred to collectively as the "Preferred Stock" or the "Preferred Shares") to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth in Exhibit 1.01A hereto. The designation, rights, preferences and other terms and provisions of the Preferred Stock are set forth in Exhibit A hereto.

         1.02. THE CONVERSION SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares". The Preferred Shares and Conversion Shares are sometimes collectively referred to as the "Shares".
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           1.03.           PURCHASE PRICE AND CLOSING.

                  (a) CLOSING. The Company agrees to issue, sell and exchange to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase, that number of the Preferred Shares set forth opposite their respective names in Exhibit 1.01A. The aggregate purchase price of the Preferred Shares being acquired by each Purchaser is set forth opposite such Purchaser's name in Exhibit 1.01A. The closing of the purchase, sale and exchange of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Messrs. Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts at 10:00 a.m. on January 11, 1994, or at such time and date thereafter as the Purchasers and the Company may agree (the "Closing"). At the Closing, the Company will deliver to each Purchaser certificates for the number and series of Preferred Shares set forth opposite its name in Exhibit 1.01A registered in such Purchaser's name (or its nominee), against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration set forth opposite each such Purchaser's name on Exhibit 1.01A, and the cancellation of an aggregate of $440,070 of principal of indebtedness of the Company to certain Purchasers as so set forth on Exhibit 1.01A, as payment in full of the purchase price of the Shares. At the Closing, certain Purchasers will deliver to the Company (i) the Promissory Notes marked "paid in full," made by the Company to the respective orders of such Purchasers, in lieu of the payment of $440,070, as described in Exhibit 1.01A and (ii) the Company will deliver to such Purchasers by check all accrued interest therein through the date of Closing.

                  (b) ADDITIONAL SHARES AND CLOSING(S). At any time and from time to time between the date hereof and sixty (60) days from the date hereof, the Company may, in its discretion, issue and sell up to an additional $4,000,000 of Preferred Shares on the same terms and conditions set forth in this Agreement, to the Purchasers and/or Persons who are not parties to this Agreement, provided that such purchasers shall become parties to this Agreement by an amendment to this Agreement to increase the number of Preferred Shares to be purchased and sold, to add such purchasers, and to appropriately update the provisions of this Agreement to take into account such additional shares and closing(s) and to provide for the mechanics of such closing(s). Each Purchaser consents to such amendment(s) and such issuances and sales and agrees to take such actions as are reasonably requested by the Company to facilitate such transactions, including executing consents or proxies to vote at a meeting to enable the Company to amend its Restated Certificate of

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Incorporation to authorize the additional shares of Series A Preferred Stock and
Series B Preferred Stock which would be required in connection with such transactions.

         1.04. USE OF PROCEEDS. The Company shall use the cash proceeds from the sale of the Preferred Shares for working capital and general corporate purposes, including the repayment of bridge loans to an affiliate of Technology Leaders L.P. in the principal amount of $159,930.

         1.05. REPRESENTATIONS BY THE PURCHASERS.

                           (a) INVESTMENT REPRESENTATIONS. Each of the
         Purchasers represents severally, but not jointly, that it is its present intention to acquire the Shares to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The acquisition by each Purchaser of the Preferred Shares acquired by it shall constitute a confirmation of this representation by each such Purchaser. Each Purchaser is purchasing with its own funds and not with the funds of any pension or employee benefit plan. Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion of counsel satisfactory to the Company, of an exemption from registration thereunder."

                           (b) SOPHISTICATION AND KNOWLEDGE. Each Purchaser or his representative has such knowledge and experience in

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         financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares. Each Purchaser can bear the economic risks of this investment and can afford a complete loss of his investment.

                           (c) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. Each Purchaser understands that: no state or governmental authority has made any finding or determination relating to the fairness of the terms of the investment in the Company proposed hereunder and the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; each Purchaser is and must be purchasing the Shares for investment for the account of such Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Each Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by him, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, except as provided in Article V hereof; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

                           (d) LACK OF LIQUIDITY. Each Purchaser has no present need for liquidity in connection with his purchase of the Preferred Shares.

                           (e) SUITABILITY AND INVESTMENT OBJECTIVES. The purchase of the Preferred Shares by each Purchaser is consistent with the general investment objectives of the Purchaser. The Purchaser understands that the purchase of the Preferred Shares involves a high degree of risk in view of the fact that, among other things, the Company is a development stage enterprise, and there may never be an established market for the Company's capital stock.

                           (f) ACCREDITED INVESTORS STATUS. Each Purchaser except for those listed on Exhibit 1.05 is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                           (g) ACCESS TO INFORMATION. Each Purchaser has had the opportunity to ask questions and receive answers from the officers and other employees of the Company

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         regarding the terms and conditions of this Agreement, the transactions contemplated hereby (including, without limitation, its acquisition of Shares), as well as the affairs of the Company and related matters, and it has obtained such information and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

                           (h) CORPORATE AND PARTNERSHIP REPRESENTATION. If a Purchaser is a corporation, partnership, trust or other entity, it represents and warrants that (i) the individual executing this Agreement on its behalf has been duly authorized to execute and deliver this Agreement; (ii) the signature of such individual is binding upon such partnership, corporation, trust or other entity; (iii) the Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement; and (iv) the execution and delivery of this Agreement and the purchase of the Shares hereunder will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the charter, bylaws or other governing document of the Purchaser or, to its knowledge, material breach or default under any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.

                           (i) ADDITIONAL REPRESENTATIONS. Each Purchaser understands that the Company is a research and development stage enterprise with limited resources. The Company is engaged and intends to engage in research activities which will require substantial funds which may not be available. For this and other reasons, the Company's prospects are highly speculative. Accordingly, each Purchaser acknowledges that he, she or it may lose her, his or its entire investment in the Company. Each of the Bessemer Purchasers is relying on the information provided by Bessemer Venture Partners L.P. with respect to its investment in the Company. Bessemer Venture Partners L.P. represents that it has provided to each of such purchasers access to all of the information which it has regarding the Company.

                                   ARTICLE II

                      CONDITIONS TO PURCHASERS' OBLIGATION

         The obligation of each Purchaser to purchase and pay for the Preferred Shares to be purchased by it at the Closing is subject to the following conditions (all of which shall be deemed satisfied or waived by the Purchasers at or prior to the Closing

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in the event all of the transactions contemplated to be effected at the Closing are consummated and all or any of which in any case may be waived by the Purchasers prior to a Closing):

         2.01. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct on the date of the Closing.

         2.02. DOCUMENTATION AT CLOSING. The Purchasers shall have received prior to or at the Closing all of the following materials, each in form and substance reasonably satisfactory to the Purchasers and their special counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

                           (a) A copy of the Certificate of Incorporation of the Company, as amended or restated to date, together with such evidence as is satisfactory to the Purchasers of the filing thereof; a copy of the resolutions of the Board of Directors providing for the approval of the Restated Certificate of Incorporation of the Company in the form attached as Exhibit A, the approval of this Agreement, the issuance of the Preferred Shares, such amendment of the By-laws of the Company as may be reasonably requested by the Purchasers, and all other agreements or matters contemplated hereby or executed in connection herewith; a copy of a consent of stockholders of the Company approving the Restated Certificate of Incorporation of the Company; and a copy of the By-laws of the Company, all of which have been certified by the Secretary of the Company to be true, complete and correct in every particular; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Preferred Shares.

                           (b) The favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, in the form set forth in Exhibit 2.02(b).

                           (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.


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                           (d) A certificate of the President and the Treasurer
         of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct as of the time of the Closing and that all conditions required to be performed by the Company prior to or at the Closing have been performed as of the Closing.

                           (e) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                           (f) The Certificate of Incorporation of the Company shall have been amended and restated in the form set forth in Exhibit A attached hereto.

                           (g) A Certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Company and a certificate of the Secretary of State of each jurisdiction in which the Company is required to qualify to do business as a foreign corporation shall have been provided to the Purchasers and their special counsel.

                           (h) Payment for the costs, attorneys' fees, expenses, taxes and filing fees identified in Section 8.04.

                           (i) Each of the employees listed on Exhibit 2.02(i) shall have entered into Nondisclosure and Assignment of Inventions Agreements in the form attached as Exhibit B1 and Exhibit B2 hereto (the "Nondisclosure Agreement") and Barry A. Berkowitz shall have entered into an Employment and Non-Competition Agreement in the form attached to Exhibit 2.02 hereto (the "Non-Competition Agreement") and copies thereof shall have been delivered to counsel for the Purchasers.

                           (j) Each of the Purchasers, the Company and the other shareholders thereto shall have entered into an Amended and Restated Voting and Co-Sale Agreement in the form attached as Exhibit C hereto (the "Voting and Co-Sale Agreement").

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                           (k) The members of the Board of Directors of the
         Company (the "Board") immediately following the Closing shall consist of five (5) members, which members shall include Gary J. Anderson, M.D., Hubert Schoemaker, Ph.D., Christopher Gabrieli, Barry Berkowitz, Ph.D. (for so long as he is an officer, employee or otherwise materially involved with the Company as determined by the Board of Directors, including the Investor Directors and Edwin M. Kania.

                           (l) This Agreement shall have been executed by Purchasers that are obligated to purchase an aggregate of at least $3,000,000 of Preferred Shares at the Closing in the amounts set forth in Exhibit 1.01A and such Purchasers shall have delivered to the Company the full purchase price for such Preferred Shares.

                           (m) A Scientific Advisory Board of the Company composed of individuals acceptable to the Purchasers in their sole discretion shall have been constituted.

                           (n) Each Purchaser (other than the Bessemer
         Purchasers and the Company Friends) shall have simultaneously with the other Purchasers (other than the Bessemer Purchasers and the Company Friends) purchased the Preferred Shares at the Closing that such Purchaser is obligated to purchase hereunder and shall have paid the full purchase price therefor.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as follows:

         3.01. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement, the Voting and Co-Sale Agreement and any other agreement to which it is a party hereunder, to issue, sell and deliver the Preferred Shares and to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so

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licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

           3.02. CORPORATE ACTION. This Agreement, the Voting and Co-Sale Agreement and any other agreement to which it is a party hereunder have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           3.03. GOVERNMENTAL APPROVALS. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws, and the filing of the Restated Certificate of Incorporation (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement.

           3.04. LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, Key Employee or the holder of more than ten percent (10%) of the capital stock of the Company relating to the Company or its business, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any such litigation, proceeding or investigation might properly be instituted. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, any of the Preferred Shares, or any action taken or to be taken pursuant hereto or thereto.

         3.05. CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES. To the Company's knowledge, no officer, employee or consultant of the Company is, or is now or is expected to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or

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consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or any Purchaser to any material liability with respect to any of the foregoing matters.

           3.06. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject where noncompliance would have a material adverse affect on the business, assets, operations, or financial condition of the Company. The Company is in compliance in all respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject where noncompliance with which would have a material adverse affect on the business, assets, operations, or financial condition of the Company. Neither the execution, issuance and delivery of this Agreement, the Voting and Co-Sale Agreement, or the Preferred Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations where noncompliance with which would have a material adverse affect on the business, assets, operations, or financial condition of the Company.

           3.07. TITLE TO ASSETS, PATENTS. The Company has good and marketable title in fee to such of its fixed assets as are real property and purported to be owned, and good and merchantable title to all of its other assets, tangible and intangible, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those indicated in Exhibit 3.07. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. All of such assets and leases are listed in Exhibit 3.07.

                  The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business (i) as now operated and (ii) as now proposed to be operated (a complete list of licenses, contract rights and registrations of such Intellectual Property Rights is attached hereto as Exhibit

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3.07); and the conduct of its business as now operated and as now proposed to be operated does not and is not expected to conflict with or infringe upon the intellectual property rights of others. Except as set forth on Exhibit 3.07, no claim is pending or threatened against the Company and/or, to the Company's knowledge, its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company or subject to any claim of infringement. Except pursuant to the terms of any licenses specified on Exhibit 3.07, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company or otherwise has licensed from others the intellectual property rights of third parties, whether requiring the payment of royalties or not.

                  The Company has taken reasonable measures in accordance with industry standards to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of inventions or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements in the forms attached as Exhibits B1 and B2. To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential or proprietary information or techniques of any other person in the course of their work for the Company or is expected to use such secrets or information or techniques when conducting the business which the Company presently intends to conduct. The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company has any claim of right to or ownership of or other

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encumbrance upon the Intellectual Property Rights of the Company except as disclosed in Exhibit 3.07.

         3.08. TRANSACTIONS WITH AFFILIATES. Except as set forth in Exhibit 3.08 there are no loans, leases, royalty agreements or other continuing transactions between (a) the Company or, to the Company's best knowledge, any of its customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company, or to the Company's knowledge, any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

         3.09. INDEBTEDNESS; ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has no Indebtedness except as set forth in Exhibit 3.09. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as set forth in Exhibit 3.09.

         3.10. INVESTMENTS IN OTHER PERSONS. Except as set forth in Exhibit 3.10, the Company has not made any loans or advances in excess of $10,000 in the aggregate to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not have, and has not since its incorporation had, any Subsidiaries.

         3.11. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone authorized to act on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

         3.12. DISCLOSURE. Neither this Agreement, nor any other agreement or statement, furnished to any of the Purchasers or their special counsel by or on behalf of the Company in

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connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Projections made in the Business Plan are not considered to be facts for the purpose of this Section. Such projections were prepared in good faith on the basis of reasonable assumptions. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchasers and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, prospects, operations, Intellectual Property Rights, affairs or financial condition of the Company.

         3.13. CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the Closing, the Company will have a total authorized capitalization consisting of (i) 12,000,000 shares of Common Stock, $.001 par value and (ii) 7,200,000 shares of Preferred Stock, $.01 par value, of which 6,200,000 shares will be designated as Series A Preferred Stock and 1,000,000 shares will be designated as Series B Preferred Stock. As of the Closing, 1,506,000 shares of Common Stock will be issued and outstanding. A complete list of the capital stock of the Company which has been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company is set forth in Exhibit 3.13 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Shares when issued and delivered in accordance with the terms hereof, and the Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly authorized, validly issued, fully-paid and non-assessable. Except for 2,112,000 shares of Common Stock that are reserved for issuance upon exercise of stock options, 177,083 shares of Series A Preferred Stock that have been reserved for issuance upon exercise of Warrants issued or to be issued to Comdisco (the "Comdisco Leasing Warrants") and the shares of Common Stock reserved for issuance upon the conversion of the currently outstanding Series A Preferred Stock and the Series A Preferred Stock which may be issued upon exercise of the Comdisco Leasing Warrants, all as further set forth in Exhibit 3.13, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. None of the Company's outstanding securities or authorized capital stock or the Preferred Stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person, except pursuant hereto and the Voting and Co-Sale Agreement or as set forth on Exhibit 3.13. Except as set forth in
Exhibit 3.13, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

           3.14. MATERIAL AGREEMENTS. Except as set forth in Exhibit 3.14 the Company is not a party to any material written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, or any other material agreement which could adversely affect the business, assets, liabilities, Intellectual Property Rights, financial condition or operations of the Company. The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default in any material respect under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. Each of the contracts or agreements listed in Exhibit 3.14 is in full force and effect with no default, anticipated or threatened material default or material failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements.

         3.15. ABSENCE OF CERTAIN DEVELOPMENTS. The Company is not a party to any written or material oral contract or instrument or other corporate restriction which individually or in the aggregate is reasonably likely to adversely affect the business, prospects, financial condition, operations, Intellectual Property Rights, property or affairs of the Company. The Company has no liability or obligation, whether absolute, contingent, or otherwise as set forth in Exhibit 3.15, except for those incurred in the ordinary course.

         3.16. ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health in any material respect, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation except in the ordinary course of doing business.

         3.17. U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         4.01. AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 4.01 are waived in any instance by either (i) a majority of the Investor Directors or
(ii) the holders of at least 60% of the outstanding shares of Preferred Stock, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                           (a) MAINTENANCE OF KEY MAN INSURANCE. Maintain term life insurance on the life of Barry Berkowitz in the amount of $1,000,000, for so long as such person remains an officer or employee of the Company, the proceeds of which are payable to the Company. The Company will add Technology Leaders L.P., Technology Leaders Offshore C.V. and Bessemer Venture Partner II L.P. as a notice party to such policy and will request that the issuer of such policy provide such party with at least twenty (20) days' notice before such policy is modified or terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

                           (b) BUDGETS APPROVAL. At least thirty (30) days prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of two-thirds of the members of the Board of Directors, a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year, and including a summary of proposed research and development activities for the forthcoming year, the status and proposed activities for any joint venture or other licensing arrangements with third parties, including pharmaceutical companies, universities, hospitals and others.

                           (c) NEW DEVELOPMENTS. Cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company's or any Subsidiary's employees or consultants to be documented in accordance with industry practice and, where possible and appropriate, to file and prosecute United States and foreign patent, copyright, trademark, or other Intellectual Property Right applications relating to and protecting the Company's inventions, discoveries or developments on behalf of the Company or any Subsidiary.

                           (d) AGREEMENTS OF OFFICERS AND EMPLOYEES. Cause each employee of the Company or any Subsidiary now or hereafter employed to execute and deliver a Nondisclosure and Assignment of Inventions Agreement (or agreement otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors and cause each Key Employee of the Company or any Subsidiary hereafter employed to execute and deliver a Non-Competition Agreement, Nondisclosure and Assignment of Inventions (or an agreement otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors), and use its best efforts to cause all consultants of the Company involved in the design, review, evaluation or development of inventions or Intellectual Property Rights to execute and deliver a Nondisclosure and Assignment of Inventions Agreement (or an agreement otherwise approved by the Board of Directors, including a majority of the Investor Directors). The Company shall not amend or waive any of the material provisions of such Agreements.

                           (e) BY-LAWS; MEETINGS AND INDEMNIFICATION. The Company shall at all times cause its By-laws to provide that, (A) unless otherwise required by the laws of the state of its incorporation, (i) any two directors or (ii) any holder or holders of at least 25% of the outstanding shares of Preferred Stock, voting as a separate class, shall have the right to call a meeting of the Board of Directors or stockholders, respectively, and (B) a quorum for a meeting of the Board of Directors or any Committee hereof of which an Investor Director is a member shall require the attendance of at least two Investor Directors. The Company shall at all times maintain provisions in its By-laws or Certificate of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

                           (f) EXPENSES OF DIRECTORS. Promptly reimburse in full each director of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

                           (g) SIZE OF BOARD. Fix and maintain the number of Directors on the Board of Directors of the Company at no more than six
         (6) members, including one (1) representative of the holders of Common Stock, Barry A. Berkowitz, three (3) representatives of the Purchasers and one (1) member designated by the chief executive officer of the Company.

                           (h) RULE 144A INFORMATION. At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will provide as promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of any Purchaser or a prospective buyer of Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, as promptly as practicable (in any event not later than twenty (20) days after initial request) to cooperate with and assist any Purchaser or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this Section 4.01(h) shall at all times be contingent upon the relevant Purchaser's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such purchaser in evaluating the purchase of the Shares.

                           (i) STOCK PLAN. The Company has created a stock option plan and has reserved an aggregate of 2,112,000 options for the purchase of Common Stock for issuance to employees, officers and consultants of the Company and to members of the Company's Scientific Advisory Board. All options to be granted (or stock issued directly) under any Stock Plan or otherwise shall vest and become exercisable in equal annual installments over a four-year period and be subject to a right of refusal of the Company, unless otherwise approved by a majority of the Board of Directors including a majority of the Investor Directors.

                           (j) MEETINGS OF DIRECTORS AND COMMITTEES. Hold meetings of the Company's Board of Directors not less than on a quarterly basis; if the Company appoints an Executive Committee of the Board of Directors, such committee shall be composed of at least three
         (3) Directors, including at least three (3) Investor Directors; and appoint and maintain a Stock Option/Compensation Committee of the Board of Directors composed of at least three (3) Directors, including at least three (3) Investor Directors.

           4.02. NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that until the consummation of a Qualified Public Offering, it will comply with and observe the following negative covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not without (i) the written consent or written waiver of the holders of at least 60% of the outstanding shares of the Preferred Stock or (ii) a majority of the members of the Board of Directors including a majority of the Investor Directors:

                           (a) DEALINGS WITH AFFILIATES. Enter into any transaction, including, without limitation, any loans or extensions of credit or other agreements with any employee, consultant, officer or director of the Company or any Subsidiary or holder of five percent (5%) of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families, on terms less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties except in the case of any transaction or series of transactions entered into in the ordinary course of business, so long as these are approved by the disinterested members of Board of Directors (including a majority of the Investor Directors). The Company has entered into certain agreements with Barry Berkowitz and with William Timberlake set forth on Exhibit 4.02; which are hereby ratified.

                           (b) ISSUANCE OF EQUITY SECURITIES. Authorize or issue, or obligate itself to issue, any additional shares or capital stock of the Company of any class (including any options, warrants or other rights to purchase capital stock), provided, however, that the provisions of this Section 4.02(b) shall not apply to the issuance of:
         (i) the Conversion Shares; or (ii) up to 2,112,000 shares of Common Stock or options, warrants or other rights exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary (including members of the Scientific Advisory Board) pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, equity arrangements, agreements or plans approved by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors); or (iii) shares issued upon conversion of the outstanding shares of Series A Preferred Stock; or (iv) the Comdisco Leasing Warrants, shares of Series A Preferred Stock issued upon exercise thereof or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock issued upon exercise of the Comdisco Leasing Warrants; or (v) issuing the shares identified on Exhibit 3.13.

                           (c) TRANSFERS OF TECHNOLOGY. Transfer, sell, dispose of, encumber, pledge, grant a lien on or security interest in, assign, lease, license or donate any ownership or interest in, or material rights relating to, any of its technology, or other Intellectual Property Rights to any person or entity which is not a member of the "consolidated group" of the Company and its Subsidiaries; provided, however, that this Section shall not apply to licenses of technology or Intellectual Property Rights accomplished in the ordinary course of the Company's business.

                           (d) RESTRICTIONS ON INDEBTEDNESS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, incur, create, or assume any Indebtedness other than trade debt, loans to employees in an annual aggregate amount not to exceed $50,000 and property leases, all as approved by the Board of Directors, including a majority of the Investor Directors.

                           (e) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                           (f) AMENDMENTS. Amend the Certificate of
         Incorporation or By-laws of the Company.

         4.03. REPORTING REQUIREMENTS. Until the consummation of the Initial Public Offering, the Company will furnish the following to each Person who is the holder of not less than 5% of the Shares issued pursuant to this Agreement:

                           (a) MONTHLY REPORTS: as soon as available and in any event within 45 days after the end of each calendar month, balance sheets, statements of income and retained earnings and a summary statement of monthly cash flow and expenses of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with generally accepted accounting principles consistently applied;

                           (b) ANNUAL REPORTS: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by the Board of Directors including a majority of the Investor Directors;

                           (c) BUDGETS AND OPERATING PLAN: as soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 30 days after the end of each calendar month, monthly comparisons against the business plan and monthly operating budgets (including a summary of proposed research and development activities, and the status and proposed activities for any joint venture or other licensing arrangements with any third party).

                           (d) NOTICE OF ADVERSE CHANGES: promptly after the occurrence thereof and in any event within five (5) business days after it becomes aware of each occurrence, notice of any material adverse change in the business, assets, Intellectual Property Rights, management, licensing activities, operations or financial condition of the Company; and

                           (e) REPORTS AND OTHER INFORMATION: promptly upon receipt, publication, commencement or occurrence provide to each Purchaser copies of all material consulting reports, notices of all material actions, suits or proceedings, copies of all accountant's reviews, and reports to management, and such other information as the Company shall make available to its directors or stockholders or the Purchasers shall reasonably request.


                                    ARTICLE V

                               REGISTRATION RIGHTS

         5.01. "PIGGY-BACK" REGISTRATIONS. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Qualified Public Offering, the Initial Public Offering or a demand for registration of any stockholder of the Company other than the Purchasers) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents or otherwise relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares, including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within ten (10) business days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered.

         If, in connection with any offering involving an underwriting, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such holder has requested inclusion pursuant hereto as may reasonably be determined by the managing underwriters; provided, however, as between the Company, other stockholders holding contractual registration rights, and the holders of Registrable Shares, in no event shall the Registrable Shares included in such offering be limited to less than twenty-five percent (25%) of the aggregate shares offered. Any inclusion of Registrable Shares in the offering, when the managing underwriter has so limited the number of Registrable Shares that may be included in the offering, shall be allocated pro rata among the holders of Registrable Shares (or their permitted assigns) seeking to include such shares and the holders of other registration rights seeking to include their shares, in proportion to the number of Registrable Shares (whether or not such shares are sought to be included in such offering) held by such persons. No incidental right under this Section 5.01 shall be construed to limit any registration required under Section 5.02. The obligations of the Company under this Section 5.01 may be waived at any time upon the written consent of holders of sixty percent (60%) in interest of the Conversion Shares who are participating in the offering and shall expire on the seventh anniversary following the consummation of an Initial Public Offering or, if earlier, as set forth in Section 5.15. The Company shall have the right to withdraw any registration initiated by it pursuant to Section 5.01.

           5.02. REQUIRED REGISTRATIONS. If on any one occasion (providing the offering is consummated) one or more holders of at least 60% of the Registrable Shares shall notify the Company in writing that it or they desire to offer or cause to be offered for public sale at least thirty percent (30%) of the Registrable Shares, the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within fifteen (15) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible on Form S-1 or Form SB-2 or their respective successor registration statement forms. The Company shall not be required to effect more than one registration pursuant to this Section 5.02 (providing the offering is consummated). If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 5.02, such registration shall be deemed to have been a "piggy back" registration under Section 5.01, and not a "demand" registration under this Section 5.02 if the holders of Registrable Shares are unable to include in any such registration statement eighty-five percent (85%) of the Registrable Shares initially requested for inclusion in such registration statement. The Company shall not be required to effect a registration pursuant to this Section 5.02 unless the minimum market value of any offering and registration of Registrable Shares made pursuant thereto is at least $3,000,000, before calculation of underwriting discounts and commissions. The holders of Registrable Shares may not exercise their rights under this Section 5.02 until the earlier to occur of (i) twenty-six (26) months following the date of the

Closing or (ii) 180 days after the effectiveness of any registration statement covering the Initial Public Offering. No request for registration under this
Section 5.02 may be made within the one hundred and eighty day period after the effective date of a registration statement filed by the Company or while the Company is in the process of preparing a registration statement. The Company shall have the right to delay any registration under this section for up to 90 days if the Company's Board of Directors reasonably determines such delay is necessary in view of the Company's current circumstances.

           5.03. REGISTRATIONS ON FORMS S-2 OR S-3. In addition to the rights provided the holder of Registrable Shares in Sections 5.01 and 5.02 above, if the registration of Registrable Shares under the Securities Act can be effected on Forms S-2 or S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more holders of a majority of the Registrable Shares, the Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Forms S-2 or S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 5.03 unless the market value of the Registrable Shares to be sold in any such registration shall be estimated to be at least $1,000,000 at the time of filing such registration statement, and further provided that the Company shall not be required to effect more than two (2) registrations during any twelve (12) month period pursuant to this Section 5.03 and five (5) registrations in the aggregate under this Section 5.03. No request for registration under this Section 5.03 may be made within the one hundred and eighty day period after the effective date of a registration statement filed by the Company or while the Company is in the process of preparing a registration statement.

           5.04. EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or six months in the case of any registration relating to Registrable Shares pursuant to Section 5.02 or 5.03) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request. For a period not to exceed 60 days, the

Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel, reasonably believes


                           (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering of the Company's securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or
         (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                           (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

           5.05. INDEMNIFICATION OF HOLDER OF REGISTRABLE SHARES. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of Registrable Shares (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, shall notify the Company in writing of the commencement thereof (provided, that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder, except to the extent prejudiced by such failure) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may
be) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

                  Such holder of Registrable Shares, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. At any time, any holder of Registrable Shares may select separate counsel and assume its own legal defense with the expenses and fees of such separate counsel and other expenses related to such separate counsel to be borne by such holder electing separate counsel. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article V, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.05 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         The indemnities provided in this Section 5.05 shall survive the transfer of any Registrable Shares by such holder.

           5.06. INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in such registration.

                  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company shall notify such holder of Registrable Shares in writing of the commencement thereof (provided, that failure to so notify such holder shall not relieve such holder from any liability it may have hereunder, except to the extent prejudiced by such failure), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such action effected without such holder's written consent.

                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company, its officers, directors or controlling persons ("Company Indemnitees") exercising its rights under this Article V, makes a claim for indemnification pursuant to this Section 5.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 5.06 provides for indemnification, in such case, then, the Company Indemnitees and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company Indemnitees on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company Indemnitees on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Indemnitees on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no such holder will be required to
contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         5.07. EXCHANGE ACT REGISTRATION. If the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Preferred Stock on any national securities exchange and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of, the Common Stock. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections ; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

         5.08. DAMAGES. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

         5.09. FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                           (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                           (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                           (c) Furnish to each selling holder a signed counterpart, addressed to the selling holders, of

                                    (i)     opinions of counsel for the Company,
         dated the effective date of the registration statement, and covering such matters as are required by the Securities Act and such matters as may reasonably be requested by the underwriters, and

                                   (ii)     "comfort" letters signed by the
         Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, as the Company is required to deliver or cause the delivery of to the underwriters in an underwritten public offering of securities;

                           (d) Permit each selling holder of Registrable Shares who holds not less than 5% of the Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, after reasonable advance notice and without undue interference with the operation of the Company's business;

                           (e) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                           (f) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc; and

                           (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  Whenever under the preceding Sections of this Article V the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares, (ii) convert all shares of Preferred Stock included in any registration statement to shares of Common Stock, such conversion to be effective at the closing of such offering pursuant to such registration statement, and (iii) if the offering is underwritten, execute an underwriting agreement containing customary conditions.

           5.10. EXPENSES. In the case of each registration effected under
Section 5.01, 5.02 or 5.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees and expenses and the reasonable fees and disbursements (such fees not to exceed $25,000 for any registration) of one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts or transfer taxes attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares, or the fees and expenses of more than one counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Article V which is withdrawn, delayed or abandoned by the Company, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by a holder of Registrable Shares to be included in such registration.

         5.11. APPROVAL OF UNDERWRITER. Any managing underwriter engaged in any registration made pursuant to Section 5.02 shall be a nationally recognized firm requiring the approval in writing of the holders of 60% of the Registrable Shares requesting such registration.

         5.12. TRANSFERABILITY. For all purposes of Article V of this Agreement, the holder of Registrable Shares shall include not only the Purchasers named in
Exhibit 1.01 hereof but (i) any assignee or transferee of the Registrable Shares who acquires at least ten percent (10%) of the Registrable Shares and who is not a competitor of the Company, or (ii) any general or limited partner or any officer or director of any Purchaser or their affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representatives; provided, however, that such assignee or transferee agrees in writing at the time it acquires such shares to be bound by all of the provisions of this Agreement, including, without limitation, Section
5.13 hereof.

         5.13. "LOCK-UP" AGREEMENT.

                           (a) Each holder of Registrable Shares agrees, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of a registration statement filed pursuant to the Initial Public Offering, provided that:

                                    (i) Such agreement shall apply only to the
         Initial Public Offering; and

                                    (ii) All holders of Registrable Shares, any
         other security holders whose securities are included in such registration statement, and all officers, directors and Key Employees of the Company shall also enter into similar agreements.

                  Such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 90-day period. No holder of Registrable Shares shall be so restricted unless all holders are similarly and proportionately restricted.

         5.14. MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Article V of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchasers would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 5.14 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

         5.15. TERMINATION; FURTHER REGISTRATION RIGHTS. Notwithstanding any other term or provision of this Article V, at such time as any Purchaser or transferee owning less than 2% of the outstanding Common Stock of the Company (on an as-converted basis) is free to sell the Registrable Shares without registration pursuant to Rule 144(k) of the Securities Act, all rights of such Purchaser as to such Registrable Shares under Sections 5.01, 5.02 and 5.03 of this Article V shall terminate. The Company shall not grant to any third party any registration rights so long as any of the registration rights under this Agreement remains in effect without the consent of the holders of 60% of the then outstanding Registrable Shares.


                                   ARTICLE VI

                             RIGHT OF FIRST REFUSAL

           6.01. RIGHT OF FIRST REFUSAL. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any interest relating to such equity or debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to those Purchasers then holding capital stock of the Company as follows: The Company shall offer to sell to each Purchaser (a) that portion of the Offered Securities as the number of shares of Preferred Stock (on an as-converted basis) and Conversion Shares then held by a Purchaser bears to the total number of outstanding shares of capital stock of the Company including the shares issuable upon conversion of the Preferred Stock (the "Basic Amount"), and (b) such additional portion of the Offered Securities as such Purchaser shall indicate it will purchase should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchasers (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer. This right of first refusal shall only apply to Purchasers who hold at least 5% of the then total outstanding shares of Preferred Stock or Conversion Shares, to the Company Friends provided that they continue to own the Preferred Shares owned by them as of the date hereof and after giving effect to the transactions contemplated hereby and to the Bessemer Purchasers holding in the aggregate at least 5% of the then outstanding shares of Preferred Stock or Conversion Shares.

           6.02. NOTICE OF ACCEPTANCE. Notice of each Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Purchaser's Basic Amount as such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Purchaser shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total Offered Securities, then each Purchaser who has set forth Undersubscription Amounts in its Notice of Acceptance shall purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

         6.03. CONDITIONS TO ACCEPTANCES AND PURCHASE.

                           (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the

         Purchasers in respect of all the Offered Securities, the Company shall have ninety (90) days from the end of said 20-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                           (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then each Purchaser shall reduce the number of shares or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction,
         (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.01.

                           (c) CLOSING. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

         6.04. FURTHER SALE. In each case, any Offered Securities not purchased by the Purchasers or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the

Purchasers under the procedures specified in Sections 6.01, 6.02 and 6.03.

         6.05. TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL. The rights of the Purchasers under this Article VI may be waived only upon the prior written consent of the holders of 60% of the outstanding shares of Preferred Stock and shall terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned on the consummation of the Initial Public Offering.

         6.06. EXCEPTION. The rights of the Purchasers under this Article VI shall not apply to:

                           (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                           (b) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

                           (c) the Conversion Shares or shares issued upon conversion of currently outstanding shares of Series A Preferred Stock;

                           (d) up to 2,112,000 shares of Common Stock, or options or warrants exercisable therefor (including 1,239,250 granted prior to the date hereof), issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary (including members of the Scientific Advisory Board) pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, warrants, equity arrangements, agreements or plans approved by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors);

                           (e) up to 177,083 shares of Series A Preferred Stock issued pursuant to the Comdisco Leasing Warrants, and shares of Common Stock issued upon conversion of such shares; or

                           (f) shares of capital stock or options or warrants therefor, to be issued to equipment leasing organizations in connection with any equipment leasing arrangements to which the Company is a party and which have been approved by the Board of Directors including a majority of the Investor Directors; or

                           (g) shares of capital stock issued in connection with a merger or acquisition approved by the Board of Directors including a majority of the Investor Directors; or

                           (h) shares issued in accordance with Section 1.03(b) of this Agreement, or shares issued upon conversion of such shares; or

                           (i) shares of capital stock set forth on Exhibit
         3.13.

                  Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

                  In addition to amendments pursuant to Section 8.02, the provisions regarding Notice of Offer, Notice of Acceptance and all other provisions provided for in Section 6.01 through 6.03 and 6.06 may be waived or amended by those Purchasers holding at least 60% of the Preferred Shares who have elected to exercise their rights under this Article VI to participate in any financing with respect to a transaction effected under this Article for the purpose of effecting a transaction on a more expeditious basis.


                                   ARTICLE VII

                        DEFINITIONS AND ACCOUNTING TERMS

         7.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCREDITED INVESTOR" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

                  "AGREEMENT" means this Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

                  "BASIC AMOUNT" shall have the meaning assigned to that term in
Section 6.01.

                  "BESSEMER PURCHASERS" shall mean those Purchasers other than Technology Leaders L.P., Technology Leaders Offshore C.V., Bessemer Venture Partners II L.P., Morgan Holland Ventures, Comdisco, Inc., Barry A. Berkowitz, Robert Morgan and Gary Takata.

                  "BOARD OF DIRECTORS" means the board of directors of the Company as constituted from time to time.

                  "CLOSING" shall have the meaning assigned to that term in
Section 1.03.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

                  "COMMON STOCK" includes (a) the Company's Common Stock, .001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) (except for Preferred Stock) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "COMPANY" means Myco Pharmaceuticals Inc., a Delaware corporation, and its successors and assigns.

                  "COMPANY FRIENDS" means Barry A. Berkowitz, Robert Morgan, Gary Takata and J. Robert Scott, Inc. in their capacity as Purchasers under this Agreement.

                  "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

                  "CONVERSION SHARES" shall have the meaning assigned to that term in Section 1.02 of this Agreement and shall also include Common Stock issued upon conversion of the currently outstanding shares of Series A Preferred Stock.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                  "INDEBTEDNESS" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

                  "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock of the Company and offered on a "firm commitment" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form S-18 or their then equivalents.

                  "INTELLECTUAL PROPERTY RIGHTS" means any and all, whether domestic or foreign, patents, patent applications, patent rights, trade secrets, confidential business information, formula, biological or chemical processes, compounds, cell lines, fungi, yeast, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

                  "INVESTOR DIRECTORS" mean those directors of the Company who are representatives of the Purchasers, initially Dr. Hubert Schoemaker, Christopher Gabrieli, Dr. Gary J. Anderson and Edwin M. Kania.

                  "KEY EMPLOYEE" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President or Director of any functional area such as research and development, engineering, technology, sales and marketing, finance and administration or any other individual so designated by the Board of Directors of the Company or by including a majority of the Investor Directors.


                  "NON-COMPETITION AGREEMENT" shall have the meaning assigned to that term in Section 2.02(i).

                  "NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT" shall have the meaning assigned to that term in Section 2.02(j).

                  "NOTICE OF ACCEPTANCE" shall have the meaning assigned to that term in Section 6.02.

                  "OFFER" shall have the meaning assigned to that term in
Section 6.01.

                  "OFFERED SECURITIES" shall have the meaning assigned to that term in Section 6.01.

                  "PERSON" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PREFERRED SHARES" shall have the meaning assigned to that term in Section 1.01 and shall also include the currently outstanding shares of Series A Preferred Stock.

                  "PREFERRED STOCK" shall have the meaning assigned to that term in Section 1.01 and shall also include the currently outstanding shares of Series A Preferred Stock.

                  "PURCHASER" and "PURCHASERS" shall have the meaning assigned to that term in Section 1.01 of this Agreement and shall include the original Purchasers and also any other permitted transferee.

                  "QUALIFIED PUBLIC OFFERING" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $9,000,000 and in which the price per share of such Common Stock equals or exceeds $4.50 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

                  "REFUSED SECURITIES" shall have the meaning assigned to that term in Section 6.03.

                  "REGISTRABLE SHARES" shall mean and include (i) the Conversion Shares; (ii) shares of Common Stock which are or may be acquired by any Purchaser upon conversion of Series A

Preferred Stock currently held by the Purchasers and (iii) the shares of capital stock of the Company acquired by the Purchasers pursuant to Article VI hereof or any shares of capital stock of the Company acquired after the date hereof by any such Purchaser, including shares of Common Stock issuable on the conversion of other securities acquired by the Purchasers pursuant to Article VI hereof or otherwise; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or upon any transfer other than as permitted under
Section 5.12 hereof. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include the Conversion Shares even if such conversion has not yet been effected.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                  "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in Exhibit A2 hereto.

                  "SERIES B PREFERRED STOCK" means the Series B Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in Exhibit A2 hereto.

                  "SHARES" means, collectively, the Preferred Shares and the Conversion Shares.

                  "SUBSIDIARY" or "SUBSIDIARIES" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                  "UNDERSUBSCRIPTION AMOUNT" shall have the meaning assigned to that term in Section 6.01.

           7.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                  ARTICLE VIII

                                  MISCELLANEOUS

           8.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           8.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least 60% of the outstanding shares of Preferred Stock and/or Conversion Shares issued upon conversion thereof and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 8.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           8.03. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and delivered to each applicable party at the address set forth in Exhibit 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section , it being understood only one notice is required to be provided to the Bessemer Purchasers at the following address or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section :

                                     Mr. Robert H. Buescher
                                     Bessemer Venture Partners
                                     1025 Old Country Road, Suite 205
                                     Westbury, New York 11590

         with a copy to:             Mr. Christopher Gabrieli
                                     Bessemer Venture Partners
                                     83 Walnut Street
                                     Wellesley Hills, MA 02181

                  If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth in Exhibit 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.


                  If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

                  All such notices, requests, demands and other communications shall be considered to be delivered when actually delivered at the foregoing address of the party to be notified.

         8.04. COSTS, EXPENSES AND TAXES. As a condition precedent to the closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Preferred Shares at the Closing, the reasonable legal fees, not to exceed $10,000 (unless any increase thereto is agreed to by the Company), and other reasonable out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, special counsel for the Purchasers. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         8.05. BINDING EFFECT; ASSIGNMENT. Except as provided in Section 5.12, this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least 60% of the outstanding Preferred Shares.

         8.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         8.07. PRIOR AGREEMENTS. This Agreement, the terms of the Preferred Stock, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof including, without limitation, that certain Series A Preferred Stock Purchase

Agreement dated as of February 25, 1992, and those certain agreements between the Company and Messrs. Robert Morgan and Gary Takata, each of which is hereby terminated.

         8.08. SEVERABILITY. The provisions of this Agreement, the Voting and Co-Sale Agreement and the terms of the Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Voting and Co-Sale Agreement, or the terms of the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Voting and Co-Sale Agreement, or the terms of the Preferred Stock; but this Agreement, the Voting and Co-Sale Agreement, and the terms of the Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         8.09. CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known through no fault of such Purchaser, to the public; provided, however, that a Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Preferred Shares or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
Section 8.09, (iii) to any affiliate or partner of such Purchaser on a "need to know basis" and (iv) as required by applicable law. If a Purchaser is required in any legal or administrative or other governmental proceeding to disclose any of such information, such Purchaser shall give the Company timely notice of the pending requirement and use its best efforts to provide the Company an opportunity to obtain protective provisions against further disclosure.

         8.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of

Massachusetts, without giving effect to choice of laws provisions.

         8.11. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.13. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

         8.14. ADDITIONAL PREFERRED STOCK. If the Company issues after the date hereof any other class or series of Preferred Stock, such class or series may, upon the written consent of 60% of the outstanding Shares, become entitled to the rights and preferences and be bound by the obligations under this Agreement, and all references to Preferred Stock shall be expressly modified to include within the meaning of the term Preferred Stock, the class or series of Preferred Stock so issued in any financing.

                                 ***************

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Series A and Series B Preferred Stock Purchase Agreement to be executed as of the date first above written.


                                          MYCO PHARMACEUTICALS INC.

                                          By:
                                              ---------------------------------
                                              President


                                          TECHNOLOGY LEADERS L.P.


                                          By:  Technology Leaders Management,
                                               Inc. (General Partner)

                                          By:
                                              ---------------------------------
                                          Title:


                                          TECHNOLOGY LEADERS OFFSHORE C.V.


                                          By:  Technology Leaders Management,
                                               Inc. (General Partner)

                                          By:
                                              ---------------------------------
                                          Title:


                                          BESSEMER VENTURE PARTNERS II L.P.


                                          By:
                                              ---------------------------------
                                             General Partner

                                          MORGAN HOLLAND FUND II, L.P.
                                          By: its general partner,
                                              Morgan Holland Partners II L.P.


                                          By:
                                              ---------------------------------
                                          Name:  Edwin M. Kania, Jr.
                                          Title: General Partner

                                          GILDE INVESTMENT FUND B.V.


                                          By:
                                             -----------------------------
                                          Name:  Edwin M. Kania Jr. general
                                                 partner of Morgan Holland
                                                 Partners II L.P.


                                          COMDISCO, INC.


                                          By:
                                             -----------------------------
                                          Title:


                                          BRIMSTONE ISLAND CO., L.P.


                                          By:*
                                              ----------------------------
                                          Title:


                                          *
                                          --------------------------------
                                           William T. Burgin

                                          *
                                          --------------------------------
                                           Neill H. Brownstein


                                          --------------------------------
                                          Robert H. Buescher


                                          *
                                          --------------------------------
                                           G. Felda Hardymon


                                          *
                                          --------------------------------
                                           Christopher Gabrieli


                                          *
                                          --------------------------------
                                           Michael I. Barach


                                          *
                                          --------------------------------
                                           Daniel S. Martin

                                          *
                                          ---------------------------------
                                           Richard R. Davis


                                          ---------------------------------
                                           Barbara M. Henegan


                                          *
                                          ---------------------------------
                                           Thomas F. Ruhm


                                          *
                                          ---------------------------------
                                           Ward W. Woods, Jr.


                                          *
                                          ---------------------------------
                                           Geoffrey L. Berger


                                          *
                                          ---------------------------------
                                           Robert D. Lindsay


                                          *
                                          ---------------------------------
                                           Michael S. Mathews


                                          ---------------------------------
                                          Robert H. Buescher, signing
                                          as Attorney-in-Fact for each
                                          of the individuals beside whose
                                          name an asterisk appears

                                          ---------------------------------
                                          Barry A. Berkowitz

                                          ---------------------------------
                                          Robert Morgan

                                          ---------------------------------
                                          Gary Takata


                                          J. Robert Scott, Inc.


                                          By:
                                               ----------------------------
                                          Title:
                                                  -------------------------

                 EXHIBITS TO MYCO PHARMACEUTICALS INC. SERIES A
                 AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                    Exhibit A

                      Restated Certificate of Incorporation


                                   Exhibit B1

          Form of Nondisclosure and Assignment of Inventions Agreement


                                   Exhibit B2

                        Form of Noncompetition Agreement


                                    Exhibit C

            Form of Amended and Restated Voting and Co-Sale Agreement


                                  Exhibit 1.01A

              Purchasers' Ownership of Preferred Shares at Closing


                                  Exhibit 1.05

                             Unaccredited Investors

                                 Michael Barach
                                  Daniel Martin


                                 Exhibit 2.02(b)

                          Opinion of Counsel to Company

                                   Exhibit B1

                            CONFIDENTIALITY AGREEMENT

     This confidentiality agreement is made as of this ___ day of _____________ 19__, by and between Myco Pharmaceuticals Inc., a Delaware corporation ("Company") , and _________________________("Consultant").

                                   WITNESSETH:

         WHEREAS, the Company desires to retain Consultant as a consultant to the Company and Consultant wishes to be retained by the Company as a consultant to the Company (the written arrangement of such consultancy to be referred to as the "Consulting Agreement");

         WHEREAS, the Company has developed, and the Company and/or Consultant may continue to develop during the period Consultant is so retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

         WHEREAS, the Company from time to time has received, and may continue to receive during the period Consultant is so retained by the Company, the Proprietary Information of others, and the Company wishes to maintain the confidentiality of such Proprietary Information; and

         WHEREAS, the Company has developed, and will continue to develop during the period Consultant is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

         NOW, THEREFORE, in consideration of the premises set forth below and the mutual covenants and undertakings contained in this agreement, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, IT IS AGREED:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                   (a) Agreement means this confidentiality agreement, including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.

                   (b) Consultancy means the current or anticipated or subsequent retention of Consultant by the Company as a part-time consultant or otherwise, or any other period during which

Consultant receives compensation from the Company in any capacity.

                   (c) Intellectual Property means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal, or foreign patent, trademark, copyright, or similar laws.

                   (d) Inventions includes ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

                   (e) Proprietary Information includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

         The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by Consultant prior to its disclosure by the Company; (ii) is publicly known through publication or otherwise through no wrongful act of Consultant; (iii) is received from a third party who rightfully discloses it to Consultant without restriction on its subsequent disclosure; or (iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material.

         2. Consultant Acknowledgements. The Company has developed and will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of consultancy to the Company, Consultant may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

         3. Confidentiality. Consultant shall at all times, both during and after any termination of Consultant's consultancy to the Company by either the Company or Consultant, maintain in confidence and not utilize the Proprietary Information or the

Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company under the Consulting Agreement. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Consultant or for any other person or business entity. Consultant will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon, without the Company's written approval. Consultant agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of consultancy to the Company, to return to the Company any and all documentary, machine-readable or other elements or evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Consultant's possession or under Consultant's control.

         4. Rights to Inventions and Intellectual Property. In connection with Consultant's consultancy to the Company, or by use of the resources of the Company, whether or not Consultant is then retained by the Company, Consultant may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Consultant shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and disclose to the Company in writing any such Inventions and Intellectual Property. Consultant agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. Consultant: (i) hereby assigns, sets over and transfers to the Company all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Consultant and his agents shall, during and after the period Consultant is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and

Intellectual Property in which Consultant participated prior to termination of the consultancy to the Company. Consultant hereby designates the Company as its agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Consultant to the Company.

         5. Non-Solicitation. Consultant shall not during the term of the Consulting Agreement or at any time during the five (5) years following termination of the Consulting Agreement solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during Consultant's period of consultancy or during such five (5) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

         6. Continued Obligations. Consultant's obligations under this Agreement shall not be affected: (i) by any termination of Consultant's consultancy, including termination upon the Company's initiative; nor (ii) by any change in Consultant's position, title or function with the Company; nor (iii) by any interruption in consultancy during which Consultant leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain Consultant's services for any stated period of time.

         7. No Conflicting Agreements. Consultant represents and warrants that execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangement, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Consultant may be a party or by which Consultant may be bound.

         8. Remedies. In the event of any breach by Consultant of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Consultant of all costs incurred by the Company in enforcement against Consultant of the provisions of this Agreement, including reasonable attorneys' fees.

         9. General Provisions.

                   (a) No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

                   (b) Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     If to Consultant, to:

                                                   ----------------------------
                                                   ----------------------------

                     If to the Company, to:        Dr. Barry Berkowitz
                                                   Myco Pharmaceuticals Inc.
                                                   5 Pinetree Place
                                                   Fort Washington, PA 19034

or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

                   (c) Severability. If any provision of this Agreement shall be found to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

                   (d) Miscellaneous. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the Commonwealth of Massachusetts, without application of principles of conflicts of laws; (iii) along with the Consulting Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company; and (vii) be enforced only in courts located within the Commonwealth of Massachusetts and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     Executed under seal as of the date first above written.

                                        COMPANY:

                                        By:
                                           ----------------------------------
                                           Title

                                        CONSULTANT


                                        -------------------------------------

                                   Exhibit B2

                        FORM OF NONCOMPETITION AGREEMENT

                            MYCO PHARMACEUTICALS INC.
                                5 Pinetree Place
                            Fort Washington, PA 19034

                                                                    [Date], 1992

[Name of Consultant or Employee]

-----------------------------

-----------------------------

Dear [Name of Consultant or Employee]:

         This letter is to confirm our understanding with respect to (i) your agreement not to compete with the Company and (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company or other third parties with whom the Company does business (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we have agreed as follows:

         1. Prohibited Competition. We have discussed, and you recognize and acknowledge the competitive and proprietary nature of the Company's business operations.

         You acknowledge and agree that a business will be deemed competitive with the Company if it performs any of the services, manufactures or sells any of the products provided or offered by the Company or is involved in the research, or development of processes, products or techniques in the Company's Field of Interest (such business to be referred to as a "competitive business"). The term Company's "Field of Interest" currently means the development of products or processes as anti-infective therapeutics or diagnostics with an initial emphasis on anti- fungals and commercial use of fungis or yeasts in drug screening, production, development or testing. The Company may modify the definition of its Field of Interest by written notice to you based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

         You further acknowledge and agree that during the course of performing services for the Company as a [consultant/employee], the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company's business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and the training to be provided by the Company have been developed and will be developed by the Company and others with whom the Company has a relationship through the expenditure by the Company and others of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

         Accordingly, you hereby agree in consideration of the Company's agreement to engage you as a [consultant/employee] and your compensation thereof and in view of the confidential position to be held by you, the unique and specialized training which the Company may provide you and the confidential nature and proprietary value of the information which the Company may share with you, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

         During the period during which you perform services for or at the request of the Company (the "Term") and for a period of one year following the expiration or termination of the Term (the "Restricted Term"), whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

               (i) For yourself or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the business of the Company within the World (the "Restricted Territory"), except that nothing contained herein shall preclude you from purchasing or owning stock in any such business if such stock is publicly traded, and provided that your holdings do not exceed three (3%) percent of the issued and outstanding capital stock of such business.

               (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services), located within the Restricted Territory.

               (iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any parent or future parent or affiliate of the Company to leave the services of the Company or any parent or future parent or affiliate for any reason.

         [IF APPLICABLE - NOTWITHSTANDING THE ABOVE, WE ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT SHALL NOT PROHIBIT YOU FROM_______________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________.]

         You further recognize and acknowledge that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and (ii) the specific but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to you in light of the Company's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

         If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

         2. Protected Information. Upon execution of this Agreement, you shall execute and deliver a Confidentiality Agreement in the form attached hereto as Annex A.

         3. Continuing Obligations. Your obligations under this Agreement other than the provisions of this Agreement shall not be affected: (i) by any termination of your consulting or employment arrangement, including termination upon the Company's initiative; nor (ii) by any change in your position, title or function with the Company; nor (iii) by any interruption in the consulting or employment arrangement during which you leave and rejoin the Company.

         4. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

         5. No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

         6. No Employment Created. This Agreement does not constitute, and shall not be construed as constituting, an undertaking by the Company to hire you as an employee or consultant of the Company.

         7. Waiver of Provisions. Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of the waiving party.

         8. Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage and fees prepaid, addressed to the party to be notified as follows: if to the Company to its address set forth above, with a copy to Peter
F. Demuth, Esquire, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and if to you to your address set forth above, or in each case to such other address as either party may from time to time designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date deposited with the United States Postal Service.

         9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without application of the conflicts of law provisions thereof.

         10. Entire Agreement. This Agreement, together with Annex A hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         11. Invalidity. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be construed, reformed and enforced to the greatest extent permitted by law.

         12. Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement.

         13. Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

         14. Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

         15. Modification and Amendment. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         16. Parties Benefitted. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and any parent, subsidiary or other affiliate of the Company, and their respective successors and assigns, and shall be binding upon and inure to the benefit of you and your heirs, executors and administrators.

         17. Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         18. Counterparts. This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                      Very truly yours,

                                      MYCO Pharmaceuticals Inc.

                                      _______________________________

Accepted and Approved

_____________________________
[Name of Consultant/Employee]

Dated: ______________________

                                                                         ANNEX A

                            CONFIDENTIALITY AGREEMENT

         This confidentiality agreement is made as of this ______ day of _______________________________________ 19__, by and between Myco
Pharmaceuticals Inc., a Delaware corporation ("Company"), and _______________
___________________   ("Consultant" ).

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain Consultant as a consultant to the Company and Consultant wishes to be retained by the Company as a consultant to the Company (the written arrangement of such consultancy to be referred to as the "Consulting Agreement");

         WHEREAS, the Company has developed, and the Company and/or Consultant may continue to develop during the period Consultant is so retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

         WHEREAS, the Company from time to time has received, and may continue to receive during the period Consultant is so retained by the Company, the Proprietary Information of others, and the Company wishes to maintain the confidentiality of such Proprietary Information; and

         WHEREAS, the Company has developed, and will continue to develop during the period Consultant is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

         NOW, THEREFORE, in consideration of the premises set forth below and the mutual covenants and undertakings contained in this agreement, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, IT IS AGREED:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                   (a) Agreement means this confidentiality agreement, including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.

                   (b) Consultancy means the current or anticipated or subsequent retention of Consultant by the Company as a part-time consultant or otherwise, or any other period during which

Consultant receives compensation from the Company in any capacity.

                   (c) Intellectual Property means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectable under state, federal, or foreign patent, trademark, copyright, or similar laws.

                   (d) Inventions includes ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

                   (e) Proprietary Information includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

         The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by Consultant prior to its disclosure by the Company; (ii) is publicly known through publication or otherwise through no wrongful act of Consultant; (iii) is received from a third party who rightfully discloses it to Consultant without restriction on its subsequent disclosure; or (iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material.

         2. Consultant Acknowledgements. The Company has developed and will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of consultancy to the Company, Consultant may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

         3. Confidentiality. Consultant shall at all times, both during and after any termination of Consultant's consultancy to the Company by either the Company or Consultant, maintain in confidence and not utilize the Proprietary Information or the

Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company under the Consulting Agreement. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Consultant or for any other person or business entity. Consultant will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon, without the Company's written approval. Consultant agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of consultancy to the Company, to return to the Company any and all documentary, machine-readable or other elements or evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Consultant's possession or under Consultant's control.

         4. Rights to Inventions and Intellectual Property. In connection with Consultant's consultancy to the Company, or by use of the resources of the Company, whether or not Consultant is then retained by the Company, Consultant may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Consultant shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and disclose to the Company in writing any such Inventions and Intellectual Property. Consultant agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. Consultant: (i) hereby assigns, sets over and transfers to the Company all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Consultant and his agents shall, during and after the period Consultant is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and

Intellectual Property in which Consultant participated prior to termination of the consultancy to the Company. Consultant hereby designates the Company as its agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Consultant to the Company.

         5. Non-Solicitation. Consultant shall not during the term of the Consulting Agreement or at any time during the five (5) years following termination of the Consulting Agreement solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during Consultant's period of consultancy or during such five (5) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

         6. Continued Obligations. Consultant's obligations under this Agreement shall not be affected: (i) by any termination of Consultant's consultancy, including termination upon the Company's initiative; nor (ii) by any change in Consultant's position, title or function with the Company; nor (iii) by any interruption in consultancy during which Consultant leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain Consultant's services for any stated period of time.

         7. No Conflicting Agreements. Consultant represents and warrants that execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangement, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Consultant may be a party or by which Consultant may be bound.

         8. Remedies. In the event of any breach by Consultant of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Consultant of all costs incurred by the Company in enforcement against Consultant of the provisions of this Agreement, including reasonable attorneys' fees.

     9.    General Provisions.

                   (a) No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

                   (b) Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Consultant, to:

                                                  ______________________________

                                                  ______________________________


          If to the Company, to:                  Dr. Barry Berkowitz
                                                  Myco Pharmaceuticals Inc.
                                                  5 Pinetree Place
                                                  Fort Washington, PA 19034

or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

                   (c) Severability. If any provision of this Agreement shall be found to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

                   (d) Miscellaneous. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the Commonwealth of Massachusetts, without application of principles of conflicts of laws; (iii) along with the Consulting Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company; and (vii) be enforced only in courts located within the Commonwealth of Massachusetts and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     Executed under seal as of the date first above written.

                                                  COMPANY:

                                                  By: __________________________
                                                      Title

                                                  CONSULTANT


                                                  ______________________________

                                                                   EXHIBIT 1.01A

                    SCHEDULE OF PURCHASERS - PREFERRED STOCK

                                        Aggregate
                                        Purchase        Indebtedness                        Number of       Number of
                                        Price of         of Company                         Shares of       Shares of
                                        Preferred           to be               Net         Series A        Series B
                                         Shares           Cancelled          Cash Due       Preferred       Preferred
Name and Address                       at Closing        at Closing         at Closing        Stock           Stock
----------------                       ----------        ----------         ----------        -----           -----
Technology Leaders L.P.                $  466,900.00     $  140,070.00     $     326,830      266,800         133,400
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

Technology Leaders Offshore C.V        $  533,099.00                 0     $  533,099.00      304,628         152,314
c/o ABN Trust Company
15 Pietermaii
Curacao, Netherlands Antilles

Bessemer Venture Partners II L.P.      $  893,917.50     $  300,000.00     $  593,917.50      510,810         255,405
83 Walnut Street
Wellesley Hills, MA 02181

Morgan Holland Fund II, L.P.           $1,237,498.50                 0     $1,237,498.50      707,142         353,571
One Liberty Square - Suite 840
Boston, MA 02109

Gilde Investment Fund B.V              $   12,498.50                 0     $   12,498.50        7,142           3,571
c/o Morgan Holland Fund II, L.P.
One Liberty Square - Suite 840
Boston, MA 02109

Comdisco, Inc.                         $   99,998.50                 0     $   99,998.50       57,142          28,571
One Newton Executive Park
Newton Lower Falls, MA 02160

William T. Burgin                      $   15,001.00                 0     $   15,001.00        8,572           4,286
83 Walnut Street
Wellesley, MA 02181

Brimstone Island Co. L.P.              $   15,001.00                 0     $   15,001.00        8,572           4,286
83 Walnut Street
Wellesley, MA 02181

                                                                   EXHIBIT 1.01A

                    SCHEDULE OF PURCHASERS - PREFERRED STOCK

                                   Aggregate
                                   Purchase      Indebtedness                   Number of       Number of
                                   Price of       of Company                    Shares of       Shares of
                                   Preferred         to be         Net          Series A        Series B
                                    Shares         Cancelled     Cash Due       Preferred       Preferred
Name and Address                  at Closing      at Closing    at Closing        Stock           Stock
----------------                  ----------      ----------    ----------        -----           -----
Neill H. Brownstein               $ 9,999.50         0         $ 9,999.50          5,714         2,857
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Robert H. Buescher                $ 2,999.50         0         $ 2,999.50          1,714           857
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

G. Felda Hardymon                 $ 9,999.50         0         $ 9,999.50          5,714         2,857
83 Walnut Street
Wellesley, MA 02181

Christopher Gabrieli              $32,000.50         0         $32,000.50         18,286         9,143
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Michael I. Barach                 $ 2,499.00         0         $ 2,499.00          1,428           714
83 Walnut Street
Wellesley, MA 02181

Daniel S. Martin                  $ 1,998.50         0         $ 1,998.50          1,142           571
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

                                                                   EXHIBIT 1.01A

                    SCHEDULE OF PURCHASERS - PREFERRED STOCK

                                   Aggregate
                                   Purchase      Indebtedness                   Number of       Number of
                                   Price of       of Company                    Shares of       Shares of
                                   Preferred         to be         Net          Series A        Series B
                                    Shares         Cancelled     Cash Due       Preferred       Preferred
Name and Address                  at Closing      at Closing    at Closing        Stock           Stock
----------------                  ----------      ----------    ----------        -----           -----
Richard R. Davis                  $3,335.50            0         $3,335.50         1,906           953
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Thomas F. Ruhm                    $  749.00            0         $  749.00           428           214
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Ward W. Woods, Jr                 $5,001.50            0         $5,001.50         2,858         1,429
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Geoffrey L. Berger                $  500.50            0         $  500.50           286           143
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Robert D. Lindsay                 $1,998.50            0         $1,998.50         1,142           571
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

                                                                   EXHIBIT 1.01A

                    SCHEDULE OF PURCHASERS - PREFERRED STOCK

                                   Aggregate
                                   Purchase      Indebtedness                   Number of       Number of
                                   Price of       of Company                    Shares of       Shares of
                                   Preferred         to be           Net          Series A        Series B
                                    Shares         Cancelled       Cash Due       Preferred       Preferred
Name and Address                  at Closing      at Closing      at Closing        Stock           Stock
----------------                  ----------      ----------      ----------        -----           -----

Michael S. Mathews                $    1,998.50            0     $    1,998.50        1,142             571
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Barbara M. Henagan                $    2,999.50            0     $    2,999.50        1,714             857
c/o Robert H. Buescher
Bessemer Venture Partners
1025 Old Country Road
Suite 205
Westbury, NY 11590

Barry A. Berkowitz                $   40,001.50            0     $   40,001.50       22,858          11,429
One Kendall Square
Building 300
Cambridge, MA 02139

Robert Morgan                     $    5,999.00            0     $    5,999.00        3,428           1,714
123 Ember Lane
Carlisle, MA 01741

Gary Takata                       $    5,999.00            0     $    5,999.00        3,428           1,714
330 East 38th Street
New York, NY 10016

J. Robert Scott, Inc.             $   15,001.00            0     $   15,001.00        8,572           4,286
27 State Street
Boston, MA 02108


                                  $3,416,994.00   $440,070.0     $2,976,924.00    1,952,568         976,284

                                 Exhibit 2.02(i)

                       Employees/Nondisclosure Agreements

                  All employees of the Company are required to enter into Nondisclosure and Assignment of Inventions Agreements in substantially the form of Exhibit B1.

                  Dr. Barry Berkowitz has entered into an Employment Agreement and Noncompetition Agreement in the form attached hereto.
                                  ************




                                  Exhibit 3.07

                            Title to Assets, Patents


                  At December 30, 1993, the Company has title to tangible assets in these approximate amounts:

                  Leasehold improvements                 $  567,000
                  Laboratory Equipment                      741,000
                  Office Equipment and Computers            163,000
                  Office Furniture                           30,000
                                                         ----------
                  Purchase Price                         $1,501,000
                  Book Depreciation                          84,000
                                                         ----------
                                                         $1,417,000

                  The Company also has the right to use intangible property pursuant to and subject to the terms of the agreements listed in
         Exhibit 3.14.

                  The Company has acquired most of the above furnishings, equipment and leasehold improvements subject to an equipment lease with Comdisco Venture Group. The original principal balance of the lease related to the above Purchase Price of the assets was $1,200,000 against which principal payments approximating $40,000 have subsequently been made.

                  See Exhibit 3.14.

                                  Exhibit 3.08

                          Transactions with Affiliates

                  The Company has entered into the following agreements with Barry Berkowitz: (i) Employment and Noncompetition Agreement; (ii) Confidentiality Agreement, and (iii) Stock Purchase and Repurchase Agreement. The Company has also entered into Stock Option Agreements, an Employment Agreement and Noncompetition and Confidentiality Agreement with Dr. William Timberlake. Pursuant to the Employment Agreement, the Company has loaned Dr. Timberlake the principal amount of $100,000, and the Company has a second mortgage on certain real property held by Dr. Timberlake. Interest on the loan is charged at the prime rate, and any bonus awarded may be used to pay this loan. In any year in which Dr. Timberlake is not awarded a bonus, no principal payment is due.

                  See Exhibit 3.10

                                  Exhibit 3.09

                           Guaranties of Indebtedness

                  The Company has leased 12,500 square feet of space from MYCORT, Inc., a sublessee of Old Cambridge Realty Trust. The sub-lessor has financed $576,310 improvement work for office and laboratory at these facilities.

                  As described in Exhibit 3.07, the Company has acquired assets subject to an equipment lease with Comdisco. The lease provides a total commitment of up to $4,500,000, with the first tranche being in the amount of approximately $1,500,000 with a forty-eight month term and a 10% interest rate, plus warrants. Copies of the lease documentation are available at the offices of the Company.

         The Company has borrowed an aggregate of approximately $600,000 from Technology Leaders L.P. and its affiliates and Bessemer Venture Partners L.P. which is being repaid in connection with the closing of the transactions contemplated by this Agreement.

                                  Exhibit 3.10

                                   Investments

                  As described in Exhibit 3.08, the Company has an outstanding loan of $100,000 to Dr. William Timberlake.

                                  Exhibit 3.13

                     Capitalization/Restrictions on Transfer

OUTSTANDING CAPITAL STOCK

         As of the date hereof the Company has 1,506,000 issued and outstanding shares of Common Stock and 4,024,000 issued and outstanding shares of Series A Preferred Stock which are issued to the persons set forth on attachment A to
Exhibit 3.13. 860,000 shares of Common Stock issued to Barry A. Berkowitz, Ph.D, are subject to a vesting arrangement.

OPTIONS TO PURCHASE CAPITAL STOCK

         The Company has granted options to purchase a total of 1,239,250 shares of Common Stock of the Company to the persons listed in the Attachment to this
Exhibit 3.13.

         The Company has issued a warrant to Comdisco, Inc. for the purchase of up to 106,250 shares of the Company's Series A Preferred Stock and agreed to issue to Comdisco warrants to purchase up to an aggregate of 177,083 shares of the Company's Series A Preferred Stock (including the warrant already issued) in connection with certain equipment leasing transactions.

COMMITMENTS TO ISSUE CAPITAL STOCK

         The Company is a party to the Series A Preferred Stock purchase Agreement dated as of February 25, 1992 and certain agreements with Messrs. Robert Morgan and Gary Takata, pursuant to which the Company has issued a total of 4,024,000 shares of Series A Preferred Stock and committed to issue additional shares of the Company's Series A Preferred Stock. These agreements are being terminated in connection with this Agreement.


                                  Exhibit 3.14

                               Material Agreements

          See Exhibits 3.08, 3.13 and the attached list of agreements.


                                  Exhibit 4.02

                                See Exhibit 3.08.

                          Attachment A To Exhibit 3.13

                            MYCO PHARMACEUTICALS INC.

                                STOCKHOLDERS LIST

NAME                                  CERTIFICATE      DATE            NUMBER OF
----                                     NUMBER        ----              SHARES
                                      -----------                      ---------

Dr. Barry Berkowitz                      C001         1-13-92            336,000
Dr. Barry Berkowitz                      C0002        2-19-92            860,000
Dr. Yigal Koltin                         C0003        2-20-92             60,000
Dr. Jeff Becker                          C0004        2-20-92             60,000
Dr. Jerry Weisbach, Ph.D                 C0005        2-20-92             30,000
Dr. Bill Timberlake                      C0006        2-20-92             20,000
Dr. Phillips Robbins                     C0007        2-20-92             20,000
N. Ron Morris                            C0008        2-20-92              5,000
Dr. Jack E. Edwards                      C0009        2-20-92              5,000
Dr. Richard Diamond                      C0010        2-20-92              5,000
Dr. Koji Nakanishi                       C0011        2-20-92              5,000
Dr. Gerry Fink                           C0012        2-20-92            100,000

TOTAL COMMON                                                           1,506,000

                          Attachement A To Exhibit 3.13



                               Series A Preferred

NAME                                  CERTIFICATE        DATE          NUMBER OF
----                                     NUMBER          ----            SHARES
                                      -----------                      ---------

Technology Leaders, L.P.                 SP0001         2-25-92          370,000
Technology Leaders Offshore              SP0002         2-25-92          630,000
C.V
Bessemer Venture Partners,               SP0003         2-25-92          893,916
II, L.P.
William T. Burgin                        SP0004         2-25-92           15,000
Brimstone Island Co., L.P.               SP0005         2-25-92           15,000
Neill H. Brownstein                      SP0006         2-25-92           10,000
Robert H. Buescher                       SP0007         2-25-92            3,000
G. Felda Hardymon                        SP0008         2-25-92           10,000
Christopher Gabrieli                     SP0009         2-25-92           32,000
Michael I. Barach                        SP0010         2-25-92            2,500
Daniel S. Martin                         SP0011         2-25-92            2,000
Richard R. Davis                         SP0012         2-25-92            3,334
Thomas F. Ruhm                           SP0013         2-25-92              750
Ward W. Woods, Jr                        SP0014         2-25-92            5,000
Geoffrey L. Berger                       SP0015         2-25-92              500
Robert D. Lindsay                        SP0016         2-25-92            2,000
Michael S. Mathews                       SP0017         2-25-92            2,000
Barbara M. Henagan                       SP0018         2-25-92            3,000

                          Attachment A To Exhibit 3.13



                               Series A Preferred

                                      CERTIFICATE                      NUMBER OF
NAME                                     NUMBER          DATE            SHARES
----                                  -----------        ----          ---------

Technology Leaders, L.P.               SP0019         1-27-93            370,000
Technology Leaders Offshore            SP0020         1-27-93            630,000
C.V
Bessemer Venture Partners,             SP0021         1-27-93            893,916
II, L.P.
William T. Burgin                      SP0022         1-27-93             15,000
Brimstone Island Co., L.P.             SP0023         1-27-93             15,000
Neill H. Brownstein                    SP0024         1-27-93             10,000
Robert H. Buescher                     SP0025         1-27-93              3,000
G. Felda Hardymon                      SP0026         1-27-93             10,000
Christopher Gabrieli                   SP0027         1-27-93             32,000
Michael I. Barach                      SP0028         1-27-93              2,500
Daniel S. Martin                       SP0029         1-27-93              2,000
Richard R. Davis                       SP0030         1-27-93              3,334
Thomas F. Ruhm                         SP0031         1-27-93                750
Ward W. Woods, Jr.                     SP0032         1-27-93              5,000
Geoffrey L. Berger                     SP0033         1-27-93                500
Robert D. Lindsay                      SP0034         1-27-93              2,000
Michael S. Mathews                     SP0035         1-27-93              2,000
Barbara M. Henagan                     SP0036         1-27-93              3,000
Gary Takata                            SP0037         1-29-93             12,000
Robert W. Morgan, CPA                  SP0038         1-29-93             12,000
Profit Sharing Plan
TOTAL ISSUED                                                           4,024,000

                          Attachment B To Exhibit 3.13

MYCO PHARMACEUTICALS INC.
STOCK OPTIONS GRANTED
DECEMBER 31, 1993

                    INDIVIDUAL HOLDER
 OPTION      EMPLOYEE                               # OF      OPTION    VESTING     % OF OPTIONS
  DATE                         SAB/CONSULTANT      SHARES     PRICE     SCHEDULE       AWARDED
---------    --------------------------------    ---------    ------    --------    ------------
01-Jan-92                                FINK      200,000    $0.20        *           16.14%
01-Jan-92    KOLTIN                                120,000    $0.20        *            9.68%
01-Jan-92                              BECKER      120,000    $0.20        *            9.68%
01-Jan-92                            WEISBACH       60,000    $0.20        *            4.84%
01-Jan-92    TIMBERLAKE                             40,000    $0.20        *            3.23%
01-Jan-92                             ROBBINS       40,000    $0.20        *            3.23%
01-Jan-92                              MORRIS       10,000    $0.20        *            0.81%
14-Jun-93                              Morris         2500    $0.20        #            0.20%
01-Jan-92                             EDWARDS       10,000    $0.20        *            0.81%
14-Jun-93                             Edwards         2500    $0.20        #            0.20%
01-Jan-92                             DIAMOND       10,000    $0.20        *            0.81%
14-Jun-93                             Diamond         2500    $0.20        #            0.20%
01-Jan-92                           NAKANISHI       10,000    $0.20        *            0.81%
02-Jan-92                       MORGAN, R. W.        8,000    $0.20        **           0.65%
22-Jun-92    BULAWA                                  3,750    $0.20        *            0.30%
14-Jun-93    Bulawa                                   1875    $0.20        #            0.15%
14-Jun-93    Bulawa                                   1875    $0.20        ?            0.15%
19-Oct-92    O'CONNOR                               50,000    $0.20        #            4.03%
01-Jan-93                             BARRETT       15,000    $0.20        *            1.21%
01-Jan-93    STANKIS                                 1,000    $0.20        #            0.08%
14-Jun-93    Stankis                                  4000    $0.20        #            0.32%
01-Mar-93    TIMBERLAKE                            240,000    $0.20        ##          19.37%
01-Mar-93    TIMBERLAKE                            200,000    $0.20        ##          16.14%
14-Jun-93    Morgan, T. V.                          15,000    $0.20        #            1.21%
14-Jun-93    Lee, Thomas                             1,000    $0.20        #            0.08%
14-Jun-93    Rothstein, David                       15,000    $0.20        #            1.21%
14-Jun-93    Koltin, Yagal                          30,000    $0.20        @            2.42%
14-Jun-93    Winter, Kenneth                           750    $0.20        #            0.06%
21-Jun-93    Gachet, Louise                          1,000    $0.20        #            0.08%
23-Jun-93    Perlo, Barbara                          1,000    $0.20        #            0.08%
07-Jul-93    Reeves, Scott                           1,000    $0.20        #            0.08%
02-Aug-93    Jiang, Weidong                         10,000    $0.20        #            0.81%
11-Aug-93    Knight, Benjamin                          750    $0.20        #            0.06%
23-Aug-93    Shu, Nvngi                                500    $0.20        #            0.04%
27-Sep-93    Lu, Chun                                1,000    $0.20        #            0.08%
15-Nov-93    Caso, Nicole                              500    $0.20        #            0.04%
01-Dec-93    Chen, Yanni                               750    $0.20        #            0.06%
02-Jan-93        Morgan, R.W. & Chviauk, T.A.        8,000    $0.20        **           0.65%
                                                 ---------                          ---------
             STOCK OPTION PLAN-GRANTS            1,239,250                                 1
             STOCK OPTION PLAN-AVAIL.              872,750
                                                 ---------
             STOCK OPTION PLAN-TOTAL AUTH.       2,112,000
                                                 =========

*  Options vest at 25% per year
** Options vested 12/31/92
#  Options vest at 20% per year
? Options vest based on attainment of a milestone to be agreed upon by employee and supervisor within 6 months.
## Options vest at the rate of 100,000 for each event for (1) approval of an IND and the launch of clinical trials in humans for a Myco compound, and/or
   (2) demonstration of safety and efficacy of a Myco compound in Phase II clinical trials. Option expires 12/31/95.
@ Options vest over 5 years based on attainment of yearly milestones for division. Milestones to be agreed upon by the Company and YK prior to the start of each year.

                           Attachment to Exhibit 3.14

In addition to the matters discussed in Exhibit 3.13, at December 28, 1993, the Company has entered into the following agreements:

                                                                               Approximate
                                                                                  Annual
       Description                               Contract Term                    Amount
       -----------                               -------------                 -----------

CFO Services (Morgan/Chvisuk)                   1/01/94-12/31/94                 $  24,000

Comdisco Venture Group equipment lease               6/93 - 5/97                 $ 360,000

MYOCRT, Inc. real estate lease                     7//93- 6/2004                 $ 350,000



LICENSE/RESEARCH AGREEMENTS


                [ See Attachment to Exhibit 3.14 in Exhibit 10.5 ]